Exhibit 10.1
VIASAT, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective July 1, 2009)
     ViaSat, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby adopts The ViaSat, Inc. Employee Stock Purchase Plan (the “Plan”). The purposes of the Plan are as follows:
     (1) To assist employees of the Participating Companies (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.
     (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
1. DEFINITIONS
     Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):
     (a) “Authorization” has the meaning assigned to that term in Section 3(b) hereof.
     (b) “Board of Directors” or “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means the committee appointed to administer the Plan pursuant to Section 12 hereof.
     (e) “Company” means ViaSat, Inc., a Delaware corporation.
     (f) “Date of Exercise” means, with respect to any Option, the last day of the Offering Period for which the Option was granted.
     (g) “Date of Grant” means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.
     (h) “Eligible Compensation” means the employee’s base pay.
     (i) “Eligible Employee” means an employee of a Participating Company (1) who does not, immediately after the Option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation; (2) who has been employed by a Participating Company for not less than six months; (3) whose customary employment is for more than 20 hours per week; and (4) whose customary employment is for more than five months in any calendar year. For purposes of paragraph (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an individual shall be treated as an employee of the Participating Company employing such individual immediately prior to such leave. “Eligible Employee” shall not include any director of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Section 3401(c) of the Code. In addition, “Eligible Employee” shall not include any employee of a Participating Company who is a citizen or resident of a foreign jurisdiction if the grant of an Option under the Plan to such employee would be prohibited under the laws of such foreign jurisdiction or the grant of an Option to such employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion.
     (j) “Offering Period” shall mean the six-month periods commencing January 1 and July 1 of each Plan Year as specified in Section 3(a) hereof or such other dates which are six months apart as determined by the Committee. Options shall be granted on the Date of Grant and exercised on the Date of Exercise as provided in Sections 3(a) and 4(a) hereof.
     (k) “Option” means an option granted under the Plan to an Eligible Employee to purchase shares of the Company’s Stock.
     (l) “Option Period” means, with respect to any Option, the period beginning upon the Date of Grant and ending upon the Date of Exercise.
     (m) “Option Price” has the meaning set forth in Section 4(b) hereof.
     (n) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     (o) “Participant” means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.
     (p) “Participating Company” means the Company and such present or future Subsidiary Corporations of the Company as the Board of Directors or the Committee shall from time to time designate.
     (q) “Payday” means the regular and recurring established day for payment of cash compensation to employees of the Company or any Participating Company.
     (r) “Plan” means The ViaSat, Inc. Employee Stock Purchase Plan.
     (s) “Plan Year” means the calendar year.
     (t) “Stock” means the shares of the Company’s common stock, $0.0001 par value.
     (u) “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2. STOCK SUBJECT TO THE PLAN
     Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 2,250,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.
3. GRANT OF OPTIONS
     (a) General Statement. The Company shall offer Options under the Plan to all Eligible Employees in successive Offering Periods. Dates of Grant shall include January 1 and July 1 of each Plan Year and/or such other date or dates as the Committee may from time to time determine. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with subsection (b) hereof for the Option Period, divided by the Option Price, except as provided in Section 4(a); provided, however, that the maximum number of shares subject to any Option shall not exceed 100,000. If by reason of the foregoing limitation any portion of the balance in a Participant’s account under the Plan is not applied to the purchase of Stock on a Date of Exercise, the Company shall pay to the Participant such amount in cash in one lump sum within sixty (60) days following such Date of Exercise, without any interest thereon.
     (b) Election to Participate; Payroll Deduction Authorization. Except as provided in subsection (d) or (e) hereof, an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month preceding a Date of Grant and no later than five (5) working days before such Date of Grant a completed and executed written payroll deduction authorization in a form prepared by the Company (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate such Participant’s payroll deduction election. The cash compensation payable to a Participant for an Offering Period shall be reduced each Payday through a payroll deduction in an amount equal to the stated withdrawal amount specified in the Authorization payable on such Payday, and such amount shall be credited to the Participant’s account under the Plan. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to this subsection, withdraws pursuant to Section 5 or ceases to be an Eligible Employee pursuant to Section 6.
     The Committee may adopt rules and procedures for the implementation and administration of payroll deduction elections, including the following:
          (i) whether a Participant’s payroll deduction election may be stated in terms of a dollar amount on each Payday, a percentage of Eligible Compensation on each Payday or in any other manner; provided that, in the absence of any determination by the Committee, a Participant’s payroll deduction election shall be stated in terms of a percentage of such Participant’s Eligible Compensation on each Payday; and
          (ii) any minimum or maximum dollar or percentage limitations that apply to a Participant’s payroll deduction election; provided that, in the absence of any determination by the Committee, the minimum payroll deduction to be made by a Participant per Payday is $10.00 (if a specific dollar amount is selected) or 1% of Eligible Compensation (if a specific percentage is selected); provided, further, that in the absence of any determination by the Committee, the maximum payroll deduction to be made by a Participant per Payday is 5% of Eligible Compensation.
     (c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 to accrue at a rate which exceeds the $25,000 limit set forth in Section 423(b)(8) of the Code and the Treasury Regulations thereunder. If by reason of the foregoing limitation any portion of the balance in a Participant’s account under the Plan is not applied to the purchase of Stock on a Date of Exercise, the Company shall pay to the Participant such amount in cash in one lump sum within sixty (60) days following such Date of Exercise, without any interest thereon.
     (d) Leaves of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Participant’s payroll deductions under the Plan for the Payday immediately preceding the first day of such Participant’s leave of absence.
     (e) Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Participating Company outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of Options granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
4. EXERCISE OF OPTIONS; OPTION PRICE
     (a) General Statement. Each Participant automatically and without any act on such Participant’s part shall be deemed to have exercised such Participant’s Option on the Date of Exercise to the extent that the balance then in the Participant’s account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. Any cash in lieu of fractional shares of Stock remaining after the purchase of whole shares of Stock upon exercise of an Option will be credited to such Participant’s account and carried forward and applied toward the purchase of whole shares of Stock pursuant to the Option, if any, granted to such Participant for the next following Offering Period. Fractional shares will not be issued.
     (b) Option Price Defined. The option price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option shall be equal to 85% of the lesser of the fair market value of a share of Stock on the Date of Exercise or the fair market value of a share of Stock on the Date of Grant. The fair market value of a share of Stock as of a given date shall be: (i) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, including, without limitation, The Nasdaq Stock Market, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if the Stock is not traded on an exchange but is quoted on a national market or other quotation system, (1) the last sales price on such date, or if no sales occurred on such date, then on the next preceding trading day during which a sale occurred, as reported by such national market or quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on a national market or a quotation system, the mean between the closing bid and asked prices for a share of Stock on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.
     (c) Delivery of Shares. As soon as practicable after the exercise of any Option, the Company will deliver to the Participant or his or her nominee the whole shares of Stock purchased by the Participant from funds credited to the Participant’s account under the Plan. Shares issued pursuant to the Plan may be evidenced in such manner as the Committee may determine and may be issued in certificated form or issued pursuant to book-entry procedures. In the event the Company is required to obtain authority from any commission or agency to issue any such shares, the Company shall seek to obtain such authority. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute discretion deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to pay to the Participant the amount of the balance in the Participant’s account in cash in one lump sum without any interest thereon.
     (d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any Date of Exercise exceeds the lesser of (i) the number of shares of Stock that were available for sale under the Plan on the Date of Grant of the applicable Offering Period or (ii) the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised) on such Date of Exercise, the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within sixty (60) days after the Date of Exercise, without any interest thereon.
5. WITHDRAWAL FROM THE PLAN
     (a) General Statement. Any Participant may withdraw from participation under the Plan at any time except that no Participant may withdraw during the last ten (10) days of any Offering Period. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (the “Withdrawal Election”) not later than ten (10) days prior to the Date of Exercise during any Offering Period. Upon receipt of a Participant’s Withdrawal Election, the Company shall pay to the Participant the amount of the balance in the Participant’s account under the Plan in cash in one lump sum within sixty (60) days, without any interest thereon. Upon receipt of a Participant’s Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant’s Option shall terminate.
     (b) Eligibility Following Withdrawal. A Participant who withdraws from the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Date of Grant by delivering to the Company an Authorization pursuant to Section 3(b) hereof.
6. TERMINATION OF EMPLOYMENT
     (a) Termination of Employment Other than by Death. If the employment of a Participant terminates other than by death, the Participant’s participation in the Plan automatically and without any act on the Participant’s part shall terminate as of the date of the termination of the Participant’s employment. As soon as practicable after such a termination of employment, the Company will pay to the Participant the amount of the balance in the Participant’s account under the Plan without any interest thereon. Upon a Participant’s termination of employment covered by this Section 6(a), the Participant’s Authorization, interest in the Plan and Option under the Plan shall terminate. A transfer of employment from one Participating Company to another shall not be treated as a termination of employment.
     (b) Termination By Death. If the employment of a participant is terminated by the Participant’s death, the executor of the Participant’s will or the administrator of the Participant’s estate by written notice to the Company may request payment of the balance in the Participant’s account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice; upon receipt of such notice the Participant’s Authorization, interest in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Participant’s Option shall be deemed to have been exercised on such Date of Exercise and any cash remaining in such Participant’s account thereafter shall be distributed in cash without interest thereon pursuant to Section 5(a) hereof.
7. RESTRICTION UPON ASSIGNMENT
     An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option.
8. NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED
     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.
9. CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION
     Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action shall be taken by the Committee to adjust accordingly the number of shares of Stock subject to the Plan and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

10. USE OF FUNDS; NO INTEREST PAID
     All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant’s account under the Plan with respect to such funds.
11. AMENDMENT OF THE PLAN
     The Board of Directors may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval of the Company’s stockholders shall be required to amend the Plan (i) to increase the number of shares of Stock, or change the type of securities, reserved for sale pursuant to Options under the Plan, (ii) to decrease the Option Price below a price computed in the manner stated in Section 4(b) hereof, (iii) to alter the requirements for eligibility to participate in the Plan or (iv) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
12. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS
     (a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more members of the Board of Directors, each of whom is both a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Code. Each member of the Committee shall serve for a term commencing on a date specified by the Board of Directors and continuing until the member dies or resigns or is removed from office by the Board of Directors. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.
     (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
     (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.
     (d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
13. NO RIGHTS AS AN EMPLOYEE
     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

14. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY
     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets or 50% or more of the Company’s then outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization (or on such other prior date as is determined by the Committee) unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.
15. TERM; APPROVAL BY STOCKHOLDERS
     This amended and restated Plan shall be effective July 1, 2009. No Options granted under this amended and restated Plan shall be exercised, and no shares of Stock shall be issued hereunder, until this amended and restated Plan shall have been approved by the stockholders of the Company (such stockholder approval shall be prior to December 31, 2009). In the event this amended and restated Plan shall not have been approved by the stockholders of the Company prior to December 31, 2009, all Options granted under this amended and restated Plan shall be canceled and become null and void.
     The Plan shall terminate upon such date as is determined by the Company in its sole discretion. The Plan shall automatically be suspended on the date on which all shares available for issuance under the Plan shall have been sold pursuant to Options exercised under the Plan pending approval of an increase in the number of shares available for issuance under the Plan. No Option may be granted during any period of suspension of the Plan or after termination of the Plan.
16. EFFECT UPON OTHER PLANS
     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
17. CONDITIONS TO ISSUANCE OF SHARES.
     The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:
     (a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and
     (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable; and
     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
18. CONFORMITY TO SECURITIES LAWS
     Notwithstanding any other provision of this Plan, the participation in this Plan and all elections thereunder shall be subject to, and may be limited by, such rules and restrictions as the Committee may prescribe in order to comply with all applicable federal and state securities laws. Without limiting the generality of the foregoing, this Plan and participation in this Plan by any individual who is then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
19. NOTIFICATION OF DISPOSITION
     Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two (2) years from the Date of Grant of the Option or (b) within one (1) year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
20. NOTICES
     Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Eligible Employee or Participant shall be addressed to such Employee at such Employee’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee’s or Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall have been deemed duly given if personally delivered or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
21. HEADINGS
     Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
22. EQUAL RIGHTS AND PRIVILEGES
     Subject to Section 3(e) hereof, all Eligible Employees shall have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Subject to Section 3(e) hereof, any provision of this Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board of Directors or the Committee, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury Regulations.